UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-19777 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 7, 2007, DUSA Pharmaceuticals, Inc. (NASDAQ-GM: DUSA) issued a press release, attached to and made part of this report, announcing that the United States District Court in New Jersey has dissolved the preliminary injunction entered in May, 2006 against River’s Edge Pharmaceuticals, LLC which prohibited sales of River’s Edge’s generic Nicomide® product.
     Nicomide® is one of the key products acquired by DUSA when it merged with Sirius Laboratories, Inc. in March, 2006.
     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to intentions to defend the Company’s patent estate, beliefs regarding the outcome of the litigation, and action to recover damages. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the litigation process, our ability to penetrate the market, maintenance of our patent portfolio, sufficient funding and other risks and uncertainties identified in DUSA’s filings with the Securities and Exchange Commission from time to time.
Item 9.01 Financial Statements and Exhibits.

Exhibit
No.	Description
99	Press Release dated March 7, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: March 7, 2007	By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, MD, FRCPC
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

No.	Description
99	Press Release dated March 7, 2007